AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 7, 2005

                                                           Registration no. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  EUROTRUST A/S

             (Exact name of registrant as specified in its charter)

                               KINGDOM OF DENMARK

         (State or other jurisdiction of incorporation or organization)
                       (IRS Employer Identification No.)

                              Poppelgaardvej 11-13
                                  2860 Soeborg
                                     Denmark

                        (Address, including zip code, of
                    registrant's principal executive offices)

          EUROTRUST A/S EMPLOYEE AND DIRECTOR SUBSCRIPTION OPTION PLAN
                            (Full title of the plan)

                               George Lander, Esq.
                                 Morse, Zelnick,
                                  Rose & Lander
                                 405 Park Avenue
                               New York, NY 10022

                     (Name and address of agent for service)

                                  212-838-4175
          (Telephone number, including area code, of agent for service)

                                   COPIES TO:

                                   Soren Degn
                                  EuroTrust A/S
                              Poppelgaardvej 11-13
                                  2860 Soeborg
                                     Denmark

              CALCULATION OF REGISTRATION FEE

===========================================================================================================================
                                                           Proposed Maximum        Proposed Maximum
           Title of                    Amount to be         Offering Price        Aggregate Offering           Amount of
 Securities to be Registered            Registered           Per Share (2)               Price             Registration Fee
---------------------------------------------------------------------------------------------------------------------------
Ordinary Shares, represented by       500,000 shares             $5.93                 $2,965,000               $349.00
American Depositary Shares (1)
---------------------------------------------------------------------------------------------------------------------------

(1) The American Depositary Shares are evidenced by American Depositary Receipts. Each American Depositary Share represents one Ordinary Share, nominal value DKK 7.50 of EuroTrust, A/S (the "Registrant"), and each American Depositary Receipt represents one American Depositary Share. The American Depositary Receipts are traded on the Nasdaq SmallCap Market under the symbol "Euro". The Ordinary Shares, represented by American Depositary Shares, of the Registrant are being registered for issuance pursuant to the EuroTrust A/S Employee and Director Subscription Option Plan (the "Plan"). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement covers an indeterminate number of additional Ordinary Shares as may be required to be issued in the event of an adjustment as a result of an increase in the number of issued Ordinary Shares resulting from a subdivision of such shares, stock dividends or certain other capital adjustments.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) and Rule 457(c) under the Securities Act of 1933. Such estimate has been computed based on the average of the high and low sales prices on the Nasdaq SmallCap Market on June 1, 2005 for the American Depositary Receipts of EuroTrust A/S.

                                     PART I
                                EXPLANATORY NOTE

    This Registration Statement relates to Ordinary Shares of EuroTrust A/S that may be issued and sold under the EuroTrust A/S Employee and Director Subscription Option Plan (the "Plan").

    This Registration Statement contains two parts. The first part contains a prospectus prepared in accordance with Part I of Form F-3 (in accordance with Instruction C of the General Instructions to Form S-8) which covers reoffers and resales of Ordinary Shares issued pursuant to the Plan. Pursuant to Instruction C of Form S-8, the reoffer prospectus may be used for reoffers or resales of ordinary shares which may be deemed to be "control securities" under the Securities Act of 1933 (the "Securities Act") and the rules and regulations promulgated thereunder that have been acquired by the selling shareholders identified in the reoffer prospectus. The number of Ordinary Shares included in the reoffer prospectus represents the total number of Ordinary Shares that may be acquired by the selling shareholders upon vesting of awards under the Plan and does not necessarily represent a present intention to sell all such Ordinary Shares. The second part contains information required in the Registration Statement pursuant to Part II of Form S-8. Pursuant to the Introductory Note to
Part I of Form S-8, the Scheme information specified by Part I of Form S-8 does not need to be filed with the Securities and Exchange Commission (the "Commission").

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to the employees and directors as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of
Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

REOFFER PROSPECTUS

                                  EUROTRUST A/S

                                 ORDINARY SHARES

        16,666 ORDINARY SHARES OF EUROTRUST A/S, AS MAY BE REPRESENTED BY
           16,666 AMERICAN DEPOSITARY SHARES, ISSUED OR ISSUABLE UNDER
        THE EUROTRUST A/S EMPLOYEE AND DIRECTOR SUBSCRIPTION OPTION PLAN

This prospectus relates to the offer and sale of our Ordinary Shares, as may be represented by American Depositary Shares, which may be offered hereby from time to time by any or all of the selling shareholders named herein for their own benefit.

All or a portion of the common shares offered hereby may be offered for sale, from time to time, through the Nasdaq SmallCap Market or otherwise, at prices and terms then obtainable. All brokers' commissions, concessions or discounts will be paid by the selling shareholders. We will not receive any of the proceeds from sales by selling shareholders.

The selling shareholders and brokers through whom sales of the common shares are made may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. In addition, any profits realized by the selling shareholders or such brokers on the sale of the common shares may be deemed to be underwriting commissions under the Securities Act.

Our American Depositary Receipts are traded on the Nasdaq SmallCap Market under the symbol "EURO". The last reported sale price of the common shares on the Nasdaq SmallCap Market on June 1, 2005 was $5.90 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                   The date of this Prospectus is June 7, 2005

                                TABLE OF CONTENTS

                                                        Page

AVAILABLE INFORMATION                                      1
THE COMPANY                                                1
RISK FACTORS                                               1
USE OF PROCEEDS                                            1
SELLING SHAREHOLDERS                                       2
PLAN OF DISTRIBUTION                                       3
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE            3
LEGAL MATTERS                                              3
EXPERTS                                                    4
SEC POSITION ON INDEMNIFICATION                            4


AVAILABLE INFORMATION

We file annual, quarterly and current reports and other information with the Securities and Exchange Commission. We have also filed with the SEC a registration statement on Form S-8 to register the common shares offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement. For further information about us and the securities offered in this prospectus, you should refer to the registration statement and its exhibits.

You may read and copy any document we file with the SEC at the SEC's Public Reference Room at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and may obtain copies of these documents at the SEC's offices in New York, New York and Chicago, Illinois, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. We file our SEC materials electronically with the SEC, so you can also review our filings by accessing the website maintained by the SEC at http://www.sec.gov. This site contains reports, proxy information statements and other information regarding issuers that file electronically with the SEC.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell or to buy only the shares offered by this prospectus, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only to the date of this prospectus.

THE COMPANY

EuroTrust A/S was formed in Denmark in 1986. Our executive offices are located at Poppelgaardvej 11-13, 2860 Soeborg, Denmark; telephone number: +45 39 54 00 00.

RISK FACTORS

         BEFORE MAKING AN INVESTMENT IN OUR SECURITIES, YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS DESCRIBED IN THE ANNUAL REPORT ON FORM 20-F FOR THE FISCAL YEAR 2004 AND ALL OUR SUBSEQUENT REPORTS FILED ON FORM 20-F (ALL OF WHICH ARE INCORPORATED BY REFERENCE IN THIS PROSPECTUS), AS WELL AS OTHER INFORMATION CONTAINED IN THIS REOFFER PROSPECTUS, OR CONTAINED IN THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS REOFFER PROSPECTUS. THESE RISK FACTORS CURRENTLY HAVE OR MAY IN THE FUTURE HAVE A SIGNIFICANT IMPACT ON OUR BUSINESS, OPERATING RESULTS OR FINANCIAL CONDITION. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD- LOOKING STATEMENTS CONTAINED IN OUR FORM 20-F AS A RESULT OF THOSE RISK FACTORS.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common shares offered by this prospectus. All proceeds will be received by the selling shareholders.

SELLING SHAREHOLDERS

Under our EuroTrust A/S Employee and Director Subscription Option Plan (the "Plan"), there are available a total of 500,000 Ordinary Shares as may be represented by American Depositary Shares for issuance to our and our subsidiaries' employees and directors. The common shares to which this prospectus relates are being registered for reoffers and resales by selling shareholders who may acquire, or have acquired, such shares pursuant to the Plan. The following table sets forth information as of May 20, 2005 with respect to the beneficial ownership of our Ordinary Shares and common stock before the offering by the selling security holders. As we have no way of knowing in advance the number of Ordinary Shares that may be issued pursuant to the exercise of stock options, the table of Beneficial Ownership reflects the ownership by selling shareholders as if they had exercised all outstanding options acquired under the Plan. At present, only one director is listed as a selling shareholder. In future, other individuals may receive Ordinary Shares under the Plan, and the number of selling shareholders may increase or decrease. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Common shares relating to options currently exercisable or exercisable within 60 days of May 20, 2005 are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares shown as beneficially owned by them. As of May 20, 2005, 5,108,267 ordinary shares were issued, including no treasury shares. Beneficial ownership percentages are calculated based on 5,108,267 ordinary shares issued and outstanding as of May 20, 2005. Of the amount issued, ordinary shares have been deposited and American Depositary Shares issued under our Deposit Agreement with The Bank of New York.

The Ordinary Shares being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the accounts of the selling security holders. All of the Ordinary Shares being offered under this prospectus will be issued under the Plan.



                                           ORDINARY
                                           SHARES AND
                                           AMERICAN
                                           DEPOSITARY
                                           SHARES                                           SHARES TO BE        PERCENTAGE OF
                                           BENEFICIALLY                                     OWNED               COMMON STOCK
                                           OWNED BEFORE            NUMBER OF SHARES         AFTER THE           OWNED AFTER THE
            SELLING STOCKHOLDER            THE OFFERING (1)        THAT MAY BE SOLD         OFFERING            OFFERING
            -------------------            ----------------        ----------------         ------------        ---------------

John J. Stuart, Jr.                            180,000       (2)         16,666                 163,334             3.19
c/o Irvine Sensors Corporation             ordinary shares
3001 Red Hill Road                             180,000
Building 3-108                                American
Costa Mesa, CA  92626                        Depositary
                                               Shares

We may supplement this table to reflect additional awards made under the Plan to the named individual or to others.

  (1) Based on ownership as of May 20, 2005. Includes American Depositary Shares issuable to the named individuals upon exercise of currently outstanding options under the Plan, whether or not presently exercisable.

  (2) Includes an aggregate of (i) 38,333 currently exercisable options to purchase ordinary shares, at an exercise price of $1.50 per share, expiring on February 3, 2008, (ii) 25,000 currently exercisable options to purchase ordinary shares, at an exercise price of $3.76 per share, expiring on May 12, 2009 and (iii) 100,000 currently exercisable options to purchase ordinary shares at an exercise price of $4.75 per share, expiring on April 20, 2015.

PLAN OF DISTRIBUTION

The selling shareholders may sell Ordinary Shares through dealers, through agents or directly to one or more purchasers. The distribution of the common shares may be effected from time to time in one or more transactions (which may involve crosses or block transactions):

o on any national stock exchanges on which the common shares may be traded from time to time in transactions which may include special offerings, exchange distributions and/or secondary distributions pursuant to and in accordance with the rules of such exchanges,

o        in the over-the-counter market, or

o in transactions other than on such exchanges or in the over-the-counter market, or a combination of such transactions.

Any such transaction may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The selling shareholders may effect such transactions by selling common shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or commissions from purchasers of common shares for whom they may act as agent. The selling shareholders and any broker-dealers or agents that participate in the distribution of common shares by them might be deemed to be underwriters, and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions, under the Securities Act.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to "incorporate by reference" the information we file with them, which means we can disclose important information to you by referring you to those documents. The information included in the following documents is incorporated by reference and is considered to be a part of this prospectus. The most recent information that we file with the SEC automatically updates and supersedes more dated information. We have previously filed the following documents with the SEC and are incorporating them by reference into this prospectus:

1. Our Annual Report on Form 20-F for the year ended December 31, 2004 filed on June 3, 2005; and

2. all documents subsequently filed by us pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates all common shares offered have been sold, or that deregisters all common shares then remaining unsold. Any statement in a document incorporated or deemed to be incorporated by reference into this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any person having a control relationship with that person, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. If you would like to obtain this information from us, please direct your request, either in writing or by telephone, to:

EuroTrust A/S
Poppelgaardvej 11-13
2860 Soeborg, Denmark
Telephone number: +45 39 54 00 00.

LEGAL MATTERS

The validity of the American Depositary Shares offered hereby will be passed upon for us by Nemeth & Sigetty A/S, Copenhagen, Denmark.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2004 have been so incorporated in reliance on the report of Gregory & Eldredge, LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

SEC POSITION ON INDEMNIFICATION

Under the Danish Act on Limited Companies, our directors and officers, who are registered as managers with the Danish Commerce and Companies Agency, are liable for losses caused deliberately or by negligence in connection with the performance of their duties to us and to third parties. Officers not so registered are indemnified by us under applicable Danish law in respect of actions taken by them in their official capacity. Insofar as indemnification for liabilities under the Securities Act of 1933, as amended, may be permitted to our directors, officers or controlling persons as set forth above, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

See section of prospectus entitled "Incorporation of Certain Documents by Reference".

ITEM 4. DESCRIPTION OF SECURITIES

We are registering ordinary shares, nominal value DKK 7.50. The share capital of the company is Danish kroner thirty-four million six thousand one hundred and twelve 50/100, divided into shares of DKK 7.50 (DKK 34,006,112.50). At June 1, 2005 we had 5,108,267 ordinary shares outstanding. The share capital is fully paid up. The shares are issued to bearer, but may be registered in the name of the holder in the company's register of shareholders. Any dividends are payable to the shareholders or right owners registered in the securities centre. The company's shares are negotiable instruments. No shareholder is under an obligation to have his shares redeemed in whole or in part. No share confers any special rights upon its holder. We have never paid cash dividends on our ordinary shares. There are no governmental laws, decrees or regulations of the Kingdom of Denmark that restrict the export or import of capital (including, without limitation, foreign exchange controls), or that affect the remittance of dividends, interest or other payments to nonresident holders of ordinary shares. There are no limitations imposed by the laws of the Kingdom of Denmark or our Articles of Association on the right of nonresident or foreign holders to hold or vote ordinary shares.

Our ordinary shares are not traded on any stock exchange or over-the-counter market. However, our ordinary shares are represented by American Depositary Shares ("ADS"s), each representing six ordinary shares. Our ADSs are traded on the Nasdaq SmallCap Market under the symbol "EURO". Ordinary shares have been deposited and ADSs issued under our Deposit Agreement with The Bank of New York.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the American Depositary Shares to be offered hereunder has been passed upon for us by Nemeth & Sigetty A/S, Copenhagen,, Denmark. As of the date of this prospectus, any interest of counsel in the securities registered hereby is not substantial.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Except to the extent indicated below, neither our Articles of Association nor any contract or other arrangement to which we are a party contains any provision under which any of our directors, members of management or officers are insured or indemnified in any manner against any liability that he or she may incur in his or her capacity as a director or an officer.

         We have obtained an insurance policy under which our directors and officers are insured against losses arising from their acts or omissions in their capacities as directors or officers up to DKK 40 million. This policy has a DKK 50,000 deductible.

         Under the Danish Act on Limited Companies, our directors and officers, who are registered as managers with the Danish Commerce and Companies Agency, are liable for losses caused deliberately or by negligence in connection with the performance of their duties to us and to third parties. Officers not so registered are indemnified by us under applicable Danish law in respect of actions taken by them in their official capacity.

         Insofar as indemnification for liabilities under the Securities Act of 1933, as amended, may be permitted to our directors, officers or controlling persons as set forth above, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

The outstanding securities to be resold under this registration statement were sold by EuroTrust A/S in transactions that were exempt from the registration requirements of the Securities Act either (i) pursuant to Section 4(2) of the Securities Act, or (ii) with respect to issuances to officers or directors, Rule 701, promulgated under Section 3(b) of the Securities Act, as transactions by an issuer not involving a public offering or transactions pursuant to compensatory benefit plans and contracts relating to compensation as provided under Rule 701.

ITEM 8. EXHIBITS

             3.1 Amended Articles of Association of the Registrant, as of December 6, 2001 (1)

             3.2  Rules of Procedures of the Registrant, as amended (2)

             4.1  EuroTrust A/S 2005 Employee Stock Purchase Plan(3)

             5.1  Opinion of Nemeth & Sigetty A/S*

            23.1  Consent of Gregory & Eldredge, LLC *

            23.2 Consent of Nemeth & Sigetty A/S (included in Exhibit 5 to this Registration Statement)

            24.1 Power of Attorney (included in signature page to this Registration Statement)


-------------

* Included herewith.

(1) Filed as an exhibit to the Company's Annual Report on Form 20-F, filed on June 27, 2002, and incorporated by reference herein.

(2) Filed as an exhibit to the Company's original filing of the Registration Statement on Form F-1 (File No. 333-7092), filed on June 20, 1997, and incorporated by reference herein.

(3) Filed as an exhibit to the Company's Annual Report on Form 20-F, filed on June 3, 2005, and incorporated by reference herein.

ITEM 9. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this annual report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of S0borg, Denmark, on June 7, 2005.

                                   EUROTRUST A/S



                                   By:   /s/ Aldo M.N. Petersen
                                      -----------------------------------
                                          Aldo M.N. Petersen
                                          Chief Executive Officer
                                          (Principal Executive Officer)


KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George Lander, Esq. as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated effective June 7, 2005:



   /s/ Aldo M. N. Petersen
-----------------------------------
Aldo M. N. Petersen                                   Director and Chief Executive Officer
                                                (Principal Executive Officer)

   /s/ Soren Degn                                     Soren Degn
-----------------------------------             Chief Financial Officer
Soren Degn                                    (Principal Financial and Accounting Officer)

                                                      Director
-----------------------------------
Karoly Laszlo Nemeth

   /s/ John J. Stuart, Jr.                            Director
-----------------------------------
John J. Stuart, Jr.

  /s/ Robert M. Gutkowski                             Director
-----------------------------------
Robert M. Gutkowski

  /s/ Jan Berger                                      Director
-----------------------------------
Jan Berger

  /s/ John J. Stuart, Jr.                             Authorized Representative in the U.S.
-----------------------------------
John J. Stuart, Jr.

                                 EXHIBIT INDEX
                                       TO
                       REGISTRATION STATEMENT ON FORM S-8



           3.1 Amended Articles of Association of the Registrant, as of December 6, 2001 (1)

           3.2  Rules of Procedures of the Registrant, as amended (2)

           4.1  EuroTrust A/S 2005 Employee Stock Purchase Plan(3)

           5.1  Opinion of Nemeth & Sigetty A/S*

          23.1  Consent of Gregory & Eldredge, LLC *

          23.2 Consent of Nemeth & Sigetty A/S (included in Exhibit 5.1 to this Registration Statement)

          24.1 Power of Attorney (included in signature page to this Registration Statement)


-------------

* Included herewith.

(1) Filed as an exhibit to the Company's Annual Report on Form 20-F, filed on June 27, 2002, and incorporated by reference herein.

(2) Filed as an exhibit to the Company's original filing of the Registration Statement on Form F-1 (File No. 333-7092), filed on June 20, 1997, and incorporated by reference herein.

(3) Filed as an exhibit to the Company's Annual Report on Form 20-F, filed on June 3, 2005, and incorporated by reference herein.